As filed with the Securities and Exchange Commission on September 15, 2000
                               File No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------


                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                 --------------

                        IFS INTERNATIONAL HOLDINGS, INC.

             (Exact name of Registrant as specified in its charter)

         Delaware                                         13-3393646
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                                 (518) 283-7900

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     DAVID L. HODGE, Chief Executive Officer

                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                                 (518) 283-7900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  ------------
                                   Copies to:

                           MICHAEL D. DIGIOVANNA, ESQ.

                           PARKER DURYEE ROSOFF & HAFT

                                529 Fifth Avenue

                          New York, New York 10017-4608

                                 (212) 599-0500

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

============================== ==================== =================== ======================== ==================

                                                     Proposed Maximum      Proposed Maximum

   Title of Each Class of           Amount to be      Offering Price      Aggregate Offering         Amount of
 Securities to be Registered        Registered(1)      Per Share                Price            Registration Fee
------------------------------ -------------------- ------------------- ------------------------ ------------------
common stock, par value
$.001 per share                     1,168,386             $2.25               $2,628,828            $696.63

Total Registration Fee                                                                              $696.63

============================== ==================== =================== ======================== ==================


(1) The Fee is based upon the average of the bid and asked prices of the common stock on the NASDAQ SmallCap Market on September 13, 2000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                1,168,386 SHARES

                        IFS INTERNATIONAL HOLDINGS, INC.

                                  common stock

                                 --------------


     Stockholders of IFS International Holdings, Inc., named under the caption "Selling Stockholders" may offer and sell up to 1,168,386 shares of our common stock.

     Investing in our common stock is risky. See "Risk Factors" on page 5.

     Our common stock is traded on the Nasdaq  SmallCap  Market under the symbol
"IFSH". The closing bid price of our common stock on September 13, 2000 was $2.25.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is September 15, 2000

                                TABLE OF CONTENTS

                                                                  Page

INTRODUCTION                                                      2

RISK FACTORS                                                      4

RECENT DEVELOPMENTS                                               9

WHERE YOU CAN FIND MORE INFORMATION                               10

FORWARD-LOOKING STATEMENTS                                        11

USE OF PROCEEDS                                                   11

SELLING STOCKHOLDERS                                              12

PLAN OF DISTRIBUTION                                              17

DESCRIPTION OF SECURITIES                                         19

LEGAL MATTERS                                                     22

EXPERTS                                                           22

                                  INTRODUCTION

General

We are a Delaware corporation, engaged in the business of developing, marketingand supporting software products for electronic funds transfer and retailbanking markets. These markets are served through our two wholly-ownedsubsidiaries, IFS International, Inc., a New York corporation and NetworkControls International, Inc., a North Carolina corporation.

Our IFS subsidiary derives revenues principally from the licensing of its family of software products. Until fiscal 2000 these products consisted of TPII software. TPII is IFS' family of open architecture software products for payment card ATM/EFTPOS terminal management, payment card authorization, domestic and international transaction switching and management information. The product supports magnetic stripe, Chip and Stored Value Card reloads, and utilizes Oracle's RDBMS technology to meet customers' business requirements.

TP-CMS is IFS' newest addition to our product portfolio. TP-CMS has been installed at its first location and is being marketed worldwide. The product is an open architecture payment card management solution for credit, debit, electronic purse cards and biometric identification. Incorporating the latest technologies available for information management, TP-CMS enables IFS to provide a complete migration of a bank's payment card systems to state-of-the-art solutions. Presently, there are several financial institutions that have contracted to have TP-CMS implemented in conjunction with TPII.

An EFT (Electronic Funds Transfer) system of a bank or other financial institution permits the processing of transactions involving credit cards and debit cards (e.g., ATM cards). An EFT System typically consists of one or more of the following facilities in various configurations: automatic teller machines , point of sale terminals, a host computer of the financial institution and regional, national and international networks, such as MasterCard/CIRRUS, NYCE, MAC, EUROPAY or Visa/PLUS. TPII software products primarily route and authorize the processing of transactions through an EFT System.

TPII software is offered in separate modules which perform different functions, including (i) interfacing with ATMs (Automated Teller Machines), POS (Point of
Sale) terminals, a financial institution's host computer and financial networks,
(ii) updating credit and debit card information, (iii) providing stand-in authorization for transactions when the financial institution's host computer is not operating, (iv) computing fees for processed transactions (v) generating reports, and (vi) processing smart card transactions. The TPII software products are typically installed at the financial institution's main processing facility. TPII software is also capable of managing EFT Systems that involve the "loading" of value on smart cards. A smart card is a plastic card with an electronic chip that acts as a small computer which can enable the holder to "load" a fixed amount of purchasing power or cash equivalent on the card as authorized.

IFS principally derives its revenues from the licensing of its family of software products. A substantial portion of such revenues are generated by licensing through or to computer manufacturers, which incorporate TPII and TP-CMS software products into a turnkey system installed at a financial institution. For our clients we prepare functional specifications, customize and install of TPII and TP-CMS software products and the train of the financial institution's personnel in the use of the products.

NCI provides bank platform automation and networking solutions to large financial institutions worldwide. NCI released its newest product line, NCI Business Centre (TM), in August 1999 with pilot implementations at two US banks. NCI Business Centre (TM) is an all web and browser-based solution that provides a single application and technology to automate business functions across any business channel in a bank, namely CRM, teller, platform sales and service, call center, and Internet banking. Cost of ownership, reusability of business functions across multiple channels, and a single technology for both Intranet and Internet based networks are just some of the advantages customers achieve with NCI's innovative application solution, combined with the power of the Microsoft Windows DNA-fs technologies (Distributed Internet Architecture for Financial Services). Since the products initial release, NCI has developed a comprehensive, customer relationship management business channel offering, that is scheduled for production availability in November 2000.

We were incorporated in Delaware in September 1986 under the name Wellsway Ventures, Inc. ("WWV"). WWV subsequently changed its name to IFS International, Inc., and has again recently changed its name to IFS International Holdings, Inc. The Company's principal offices are located at Rensselaer Technology Park, 300 Jordan Road, Troy, New York 12180 and its telephone number is (518) 283-7900.

                                  RISK FACTORS

Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus.

We have incurred operating losses and may incur losses in the future.

We had a net income of $36,176 and incurred a net loss of $703,907 for our fiscal years ended April 30, 2000 and April 30, 1999, respectively. As of April 30, 2000, we had an accumulated deficit of $4,547,665. There can be no assurance as to our future profitability.

We are dependent on revenues from foreign sources and are subject to the risks of doing business abroad.

We derived approximately 81% and 82% of total revenues for the fiscal years ended April 30, 2000 and 1999, respectively, from the licensing of software products to customers outside the United States. Foreign revenues generally are subject to certain risks, including collection of accounts receivable, compliance with foreign regulatory requirements, variability of foreign economic conditions and changing restrictions imposed by United States export laws. To date, all foreign customers have paid us in United States currency, but if future customers pay in foreign currencies, we would be subject to fluctuations in exchange rates. There can be no assurance that we will be able to continue to manage the risks related to selling our products and services in foreign markets.

We are dependent on the electronic funds transfer and the bank automation markets.

Our IFS subsidiary derives its revenues from sales for the electronic funds market. Therefore, we are susceptible to adverse events in that market. For example, a decrease in the number of electronic funds transfer transactions by the general public or in spending by financial institutions for software for electronic funds transfer and bank automation and related services could result in a smaller overall market for electronic funds transfer software. These factors, as well as others negatively affecting the electronic funds transfer market, could have a material adverse effect on our financial condition and results of operations.

We may be unable to grow and maintain our revenues if we have a need for additional financing in the future, and are not able to obtain required funds.

We believe that anticipated cash flow from operations, recently received proceeds from our sale of preferred shares and the $600,000 line of credit available to us will be sufficient to finance our operating working capital requirements for the foreseeable future. Our estimate is based upon our ability to obtain revenues from licensing agreements through our operating subsidiaries, as currently projected. We may need additional financing if these revenues are not received. Moreover, a portion of TPII software contracts are not paid until acceptance by the customer. As a result, we are required to fund a portion of the costs of these installations from available capital. Any substantial increase in the number of installations or delay in payment could create a need for additional financing. Moreover, we may need additional financing if we underestimate any new development projects or new business. In these events, there can be no assurance that additional financing will be available on terms acceptable to us or at all.

Our common stock price may decline and shareholders' percentage interest may be reduced as a result of the conversion of our outstanding convertible notes and Series 2000 preferred stock.

Our common stock price may decline and shareholders' percentage interest may be reduced as a result of the conversion of our outstanding convertible notes and Series B preferred stock.

We have convertible notes outstanding with a principal amount of $1,075,000 and have recently issued 200,000 shares of convertible preferred stock. The conversion of the notes and preferred stock into common stock may result in substantial dilution and a reduction in the market price of our common stock. The notes may be converted into shares of common stock at a price equal to the lesser of (1) $3.00 per share or (2) 90% of market price as determined in the agreement. Each share of the preferred stock is convertible into shares of common stock calculated by dividing ten dollars ($10.00), by the lower of $5.44 or 90% of the then market value through March 23, 2001 (82% thereafter). Because the number of shares issued under the note and the preferred stock is dependent upon our market price, the lower the market price, the greater the number of shares may be issued. The conversion of a significant number of convertible notes or preferred shares may depress the price of our common stock. This in turn would result in a lower conversion price and a greater number of shares issued upon a subsequent conversion leading to possible further price declines and the issuance of a significant number of shares of common stock. We have set forth the number of our shares of common stock issuable upon conversion at market prices of $2.54 on August 3, 2000 in separate tables for each of the notes and preferred stock and at lower market prices, assuming in each case, all of the securities are exercised:

                        Number of Shares issuable
Market Price            upon conversion of notes
$2.54 (current)           470,254
$1.91 (25% decline)       627,005
$0.64 (75% decline)     1,881,015




                        Number of Shares issuable             Number of Shares issuable
                        Upon conversion of                    Upon conversion of
Market Price            preferred stock through 3/23/2001     preferred stock after 3/23/2001

$ 2.54 (current)          874,891                               960,246
$ 1.91 (25% decline)    1,166,521                             1,280,328
$ 0.79 (75% decline)    3,499,563                             3,840,983



Our acquisition strategy involves numerous risks and challenges which may result in dilution and possible losses.

We have expanded and will seek to continue to expand our operations through the acquisition of additional businesses that complement our core skills and have the potential to increase our overall value. Our future growth may depend, in part, upon the continued success of our acquisition strategy. We may not be able to successfully identify and acquire, on favorable terms, compatible businesses. Acquisitions involve many risks, which could have a material adverse effect on our business, financial condition and results of operations, including: acquired businesses may not achieve anticipated revenues, earnings or cash flow; integration of acquired businesses and technologies may not be successful and we may not realize anticipated economic, operational and other benefits in a timely manner, particularly if we acquire a business in a market in which we have a limited or no current expertise; potential dilutive effect on our stockholders from continued issuance of common stock as consideration for acquisitions; adverse effect on net income of amortization expense related to goodwill and other intangible assets and other acquisition-related charges, and disruption of our existing business, distraction of management and other resources and
difficulty  in  maintaining  our  current  business   standards,   controls  and
procedures.

We are presently involved in litigation and claims which could result in substantial losses and cash payment

We are involved in defending two claims for amounts in excess of $2,500,000 in the aggregate. If we were to lose these actions the payment of the claims could result in an adverse effect on both our liquidity and our net income.

Our revenues may decline if we do not expand our customer base.

We receive additional revenues from existing customers as a result of providing ongoing maintenance services in support of licensed software. We may also receive additional revenues for enhancements of the software products. We generally will not receive significant license revenues in a subsequent period from these customers. Although we usually generate significant repeat business from our customers, we will still be required to continually attract new customers in order to increase revenues in the future. As a result, we will incur higher marketing expenses generally associated with attracting new customers as compared to marketing expenses associated with attracting additional business from existing customers. Moreover, our inability to generate additional business upon completion of existing contracts would also have a material adverse effect on our financial condition and results of operations.

Our common stock price may fluctuate because we may experience significant fluctuation in quarterly revenues and operating results.

Quarterly revenues and operating results have fluctuated and will continue to fluctuate as a result of a variety of factors. Our IFS subsidiary may experience long delays (i.e., between three to twelve months) before a customer executes a software licensing agreement. These delays are primarily due to extended periods of software evaluation, contract review and the selection of the computer system. In addition, following execution of the agreement, the preparation of functional specifications, customization and installation of software products and the training by our subsidiary of the financial institution's personnel in the use of the software products take an average of six to twelve months. Accordingly, our revenues may fluctuate dramatically from one quarter to another, making quarterly comparisons extremely difficult and not necessarily indicative of any trend or pattern for the year as a whole. Additional factors effecting quarterly results include the timing of revenue recognition of advance payments of license fees, the timing of the hiring or loss of personnel, capital expenditures, operating expenses and other costs relating to the expansion of operations, general economic conditions and acceptance and use of electronic funds transfer.

We may not be able to compete against our competitors, many of whom have greater resources.

The development and marketing of software for financial institutions is highly competitive. Many of our competitors have greater financial resources than we do. In addition, many of the larger financial institutions have developed their own systems internally. However, we believe our current products will continue to be competitive based on cost and technology. TPII software products face strong competition from proprietary (legacy) and UNIX-based software. In the smart card market, other financial institutions and companies, some of which have greater resources than us, have developed or are developing their own smart card technology. We are unable to predict which technology, if any, will become the industry standard.

NCI has limited direct competition with most of its legacy products as we are unaware of any equivalent products offered by competitors. There are several competitors for NCI's other products. The NCI Business Centre a product competes with major branch automation solution providers.

If the technology of the financial industry changes, our products may become obsolete.

The market for software in general is characterized by rapid changes in computer and software technology and is highly competitive with respect to the need for timely product innovation and new product introductions. If, for example, the UNIX operating system were no longer a significant operating system, we would be adversely affected if we could not adapt TPII software products to whatever operating system becomes dominant. We believe that our future success, of which there can be no assurance, depends upon our success in enhancing the performance of our current TPII software products, such as the ability for TPII to handle higher volumes of card transactions and the adaptation of our software products to smart card technology, and developing new software products that address the increasingly complex needs of customers.

Our revenues may decline if our proprietary rights do not prevent others from using our technology.

We rely on a combination of trade secret and copyright laws, non-disclosure and other contractual and technical measures to protect our proprietary rights in our software products. There can be no assurance that these provisions will be adequate to protect such proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. If our proprietary rights do not prevent others from using our technology, then we may face additional competition, and our revenues may decline. Although we believe that our intellectual property rights do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against us.

                               RECENT DEVELOPMENTS

      We are presently conducting a private placement of our securities commenced in August, 2000, that may be extended to December 2000. The placement each including units of our securities consisting of one share of a newly authorized convertible preferred stock and a warrant to purchase one share of common stock. An aggregate of 4,000,000 units are offered at a price of $2.50 per unit or total of $10,000,000 if all the units are sold. As of September 11, 2000 we had sold 539,994 units and received gross proceeds of $1,349,985. We also are required to issue warrants to the placement agent to acquire a number of units equal to 15% of the units sold pursuant to the offering.

          In September 2000, IFS issued 585,511 shares of our Common Stock to Per Olof Ezelius, a Director of the Company and President of the NCI Group. The shares were issued as additional contingent consideration pursuant to the terms of a Plan and Merger Agreement dated January 30, 1998. The number of shares was in excess of the number of shares Mr. Ezelius would otherwise been entitled to receive. The consideration for such additional shares was the surrender by Mr. Ezelius of all rights to receive additional shares pursuant to the merger agreement and related agreements

                       WHERE YOU CAN FIND MORE INFORMATION

IFS has filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. In addition, IFS files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents filed by IFS at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. IFS' Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at "http//www.sec.gov." In addition, reports, proxy statements and other information concerning IFS may be inspected at the offices of the Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20549, on which the common stock is quoted.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of IFS, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the Securities and Exchange Commission will update and supersede this information.

IFS incorporates by reference the documents listed below and any future filing made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

                Annual Report on Form 10KSB for fiscal year 2000
        (Quarterly Report on Form 10QSB for quarter ending July 31, 2000)

         You may request a copy of these filings, at no cost, by contacting the Company at:

                        IFS International Holdings, Inc.

                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                             Attn.: Carmen Pascuito

                              Tel. No. 518-283-7900

                           FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus and in the information incorporated by reference contains forward-looking statements within the meaning of the federal securities laws. These statements include, among others, the following:

     o    Those pertaining to the implementation of our growth strategy;

     o Our projected capital expenditures.

These statements may be found in this prospectus and in the information incorporated by reference under "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" of our Securities and Exchange Commission File. Forward-looking statements typically are identified by use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in forward-looking statements due to a number of factors including:

     o    general economic conditions;

     o    competitive market influences;

     o the development of the capacity to accommodate additional and larger contracts;

     o    establishing  the  ability  of  TPII  software   products  to  process
          transactions for larger electronic funds transfer systems;

     o continued acceptance of our software products by a significant number of new customers;

     o    our continued relationship with computer manufacturers; and

     o acceptance of NCI Business Centre a by a significant number of new customers.

     o Integration and success of acquisitions.

You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares hereby. Any proceeds received upon exercise of warrants will be utilized as working capital.

                              SELLING STOCKHOLDERS

Purchase by Selling Stockholders

         All of the selling stockholders were purchasers of units in a private placement in which Allen Capital Markets, LLC, placement agent for the sale of units. Each Unit consists of one share of Series 2000-1 Preferred Stock, each convertible into shares of the Company's Common Stock based on a conversion formula, and, at each closing date, based on an initial conversion price of $2.50 per share, and one warrant, subject to a cashless exercise right, to purchase a number of shares of the Company's Common Stock determined on the conversion formula described below, and, at each closing date, based on an initial exercise price of $2.50 per share. The Company has sold 577,793 Units for a total of $1,349,985. The preferred stock of the Units sold are convertible into an aggregate of 507,994 shares of the Company's Common Stock and the warrants of the Units sold are exercisable into an aggregate of 507,994 shares of the Company's Common Stock. In addition, Allen Capital Markets LLC received Units to acquire a total of 152,398 shares of the Company's Common Stock as compensation for its role as placement agent.

Securities Acquired by Selling Stockholders

         The Series 2000-1 Preferred Stock and Warrants received by the selling stockholders as described below.

Series 2000-1 Preferred Stock

         Upon liquidation, the Series 2000-1 Preferred Stock has a preference of $2.50 per share. This amount plus the liquidation preferences of the Series B Convertible Preferred Stock must be paid before any distributions to holders of junior securities. If the assets of the Company upon liquidation are insufficient to pay the entire liquidation preference of the Series 2000-1 Preferred Stock and the Series B Preferred Stock then holders of Series 2000-1 Preferred Stock shall receive a pro-rata portion of the assets available for distribution in the same proportion as the liquidation preference of the Series 2000-1 Preferred Stock bears to the aggregate liquidation preference of both series.

         Each share of the Series 2000-1 Preferred Stock is convertible into a number of shares of our Common Stock as determined at each Closing based on the following conversion formula (the "Conversion Formula"): (i) $2.50 divided by
(ii) the market closing price of the Company's Common Stock one day prior to each Closing, plus $.125, at any time, at the option of the holder, subject to a market closing price floor of $2.25 per share. For instance, if at a specific closing, the prior day's market closing price of the Company's Common Stock is $2.25, each share of the Series 2000-1 Preferred Stock would convert into 1.05 shares of Common Stock based on the following Conversion Formula: $2.50/($2.25 + $.125). Alternatively, if, at a specific closing, the prior day's market closing price of the Company's Common Stock is $2.75, each share of the Series 2000-1 Preferred Stock would convert into 0.87 shares of Common Stock based on the following Conversion Formula: $2.50/($2.75 + $.125). The number of shares are subject to adjustment for fundamental corporate changes. The shares are not redeemable for the first three years after the Final Closing. Thereafter, they are redeemable at $2.50 per share upon 30 days notice during which period the shares may be convertible into shares of common stock.

         The holders of the Series 2000-1 Preferred Stock have no voting rights except as otherwise provided by Delaware law or with respect to any matter which may adversely effect the rights of holder Series 2000-1 Preferred Stock. We may not issue any shares senior to the Series 2000-1 Preferred Stock. Dividends will be payable when, as and if declared by our Board of Directors, No dividends will accrue unless declared by our Board of Directors. The shares of Series 2000-1 Preferred Stock will be issued in sub-series. The only variation between the different sub-series will be the conversion price, as determined by the closing price at each Closing, as set forth above.

         Each Warrant entitles the holder thereof to purchase, at any time until five years commencing six months after the Final Closing, subject to certain adjustments referred to below, a number of shares of our Common Stock determined by the Conversion Formula described above, at each Closing. The holder of any Warrant may exercise such Warrant by surrendering the Warrant to the Company, with the notice of exercise properly completed and executed, together with payment of the exercise price. The Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Warrants. No fractional shares will be issued upon the exercise of the Warrants. The Warrants may also be exercised at any time by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise. In the event of a cashless exercise, in lieu of paying the exercise price in cash, the holder shall surrender the Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference, but not less than zero between the then current market price per share of the Common Stock and the exercise price, and the denominator of which shall be the then current market price per share of Common Stock.

Information Concerning Selling Stockholders

The following table contains information concerning the beneficial ownership of our common stock by the selling stockholders as adjusted for sales by each selling stockholder.


                                            Before the Offering                     After the Offering

                                       Shares         Percent of       Shares    Shares       Percent of
Identity of                            Beneficially   Shares           Offered   Beneficially Shares
Stockholder or Group                   Owned          Outstanding                Owned        Outstanding
-----------------------------------    ------------   -----------      -------   ------------ -----------
S&C Trust                              10,666         0.2%             10,666    None         -0-
Gerald & Sharon A. Shaltz, Trustees    3,556          0.1%             3,556     None         -0-
Gerald & Sharon A. Shaltz, Trustees    7,112          0.1%             7,112     None         -0-
Wendell Shultz                         28,444         0.6%             28,444    None         -0-
Brenda Cooper                          5,334          0.1%             5,334     None         -0-
Robert DeMilo Jr. & Linda DeMilo       28,444         0.6%             28,444    None         -0-
Harold & Malvine Blinder               17,778         0.4%             17,778    None         -0-
Helene Blinder                         177,778        4.2%             177,778   None         -0-
Sharon C. Lewis                        17,778         0.4%             17,778    None         -0-
Albert Antebi                          4,444          0.1%             4,444     None         -0-
John Antebi                            4,444          0.1%             4,444     None         -0-
Kenneth Lauricella FBO James
Lauricella                             7,112          0.1%             7,112     None         -0-
Kenneth Lauricella                     7,112          0.1%             7,112     None         -0-

                                           Before the Offering                     After the Offering

                                       Shares         Percent of       Shares    Shares       Percent of
Identity of                            Beneficially   Shares           Offered   Beneficially Shares
Stockholder or Group                   Owned          Outstanding                Owned        Outstanding
-----------------------------------    ------------   -----------      -------   ------------ -----------
Steven Caspi                           106,666          2.6%           106,666   None          -0-
Milton & Rhonda Kaufman                7,112            0.1%           7,112     None          -0-
Kenneth Lauricella FBO John            7,112            0.1%           7,112     None          -0-
Lauricella
Manheimer Brokerage                    17,778           0.4%           17,778    None          -0-
Corporation Employee Pension
Gary D. May                            17,778           0.4%           17,778    None          -0-
Salvatore Sorbara                      17,778           0.4%           17,778    None          -0-
Society of Descendants of              17,778           0.4%           17,778    None          -0-
Norman Fox
Beverly Edmiston                       20,000           0.5%           20,000    None          -0-
John & Lina Nasso                      20,000           0.5%           20,000    None          -0-
Elizabeth Caspi                        24,000           0.6%           24,000    None          -0-
Richard Scalesse                       8,000            0.2%           8,000     None          -0-
Aaron Klein                            20,000           0.5%           20,000    None          -0-
David Pierce                           12,000           0.3%           12,000    None          -0-
Joseph Sperandeo Jr.                   8,000            0.2%           8,000     None          -0-
David Auerback                         7,998            0.2%           7,998     None          -0-
Patrick Conroy                         4,000            0.1%           4,000     None          -0-
A.W. England IV                        20,000           0.5%           20,000    None          -0-
Ronald Rawlinson                       20,000           0.5%           20,000    None          -0-
Leonard Zinni                          8,000            0.1%           8,000     None          -0-
Zealous Partners LLC                   124,000          3.1%           124,000   None          -0-
Zeal Aggressive Partners LP            20,000           0.5%           20,000    None          -0-
Zodiac Investment Partners             16,000           0.4%           16,000    None          -0-
LP
Hassan M. Abdou                        12,000           0.3%           12,000    None          -0-
Michael F. Rolla                       40,000           1.0%           40,000    None          -0-
John A. Albers MD & Philip             20,000           0.5%           20,000    None          -0-
Ortho & Sports U/A DTD FBO
John A. Albers
Joe V. Kilpatrick                      20,000           0.5%           20,000    None          -0-
Lisa L. Rainsberger & Ellis            12,000           0.3%           12,000    None          -0-
D. Rainsberger Jr. Ten/Com
Frank J. Remar TTEE Frank              12,000           0.3%           12,000    None          -0-
J. Remar Trust U/A DTD
3/2/93
Joseph  C. Farray                      16,000           0.4%           16,000    None          -0-
Dannon Limited                         40,000           1.0%           40,000    None          -0-
Allen Capital                          152,398          3.6%           152,398   None          -0-
Markets LLC





                              PLAN OF DISTRIBUTION

Sale of the shares may be made from time to time by the selling stockholders, or subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. These sales may be made:

     o    on the over-the-counter market

     o    on foreign securities exchange

     o    in privately negotiated transactions or otherwise

     o    in a combination of transactions at prices and terms then prevailing

     o    at prices related to the then current market price

     o    at privately negotiated prices

In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions.

     o A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

     o an exchange distribution in accordance with the rules of such exchange;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o face to face transactions between sellers and purchasers without a broker dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales.

In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and deliver the shares to close out such short positions. However, they may not do so for a short position created prior to the date of this prospectus because such a transaction may be deemed a sale of registered securities.The selling stockholders may also enter into option or other transactions with broker dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell pursuant to this prospectus. The selling stockholders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

Information as to whether underwriters who may be selected by the selling stockholders, or any other broker-dealer, is acting as principal or agent for the selling stockholders, the compensation to be received by underwriters who may be selected by the selling stockholders, or any broker-dealer, acting as principal or agent for the selling stockholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchasers any of the Shares from or through such dealer or broker.

Each of the selling shareholders has executed an agreement pursuant to which they confirm the method of distribution set forth herein, agree not to sell the shares if the registration statement is not current.

We have advised the selling stockholders that if at any time, they are engaged in a distribution of the shares they are required to comply with Regulation M promulgated under the Exchange Act. The selling shareholders have acknowledged such advice by separate agreement and agree therein to comply with such regulation. In general, Regulation M precludes the selling stockholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. A "distribution" is defined in the rules as an offering of securities that is distinguished from ordinary trading activities and depends on the "magnitude of the offering and the presence of special selling efforts and selling methods". Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

                            DESCRIPTION OF SECURITIES

The following descriptions of our securities are qualified in all respects by reference to our certificate of incorporation and by-laws. Our Certificate of Incorporation authorizes us to issue up to 50,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share.

Common Stock

         As of the date hereof, there were 4,126,213 shares of our Common Stock outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferential rights with respect to future outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights and have no rights to convert their Common Stock into any other securities. All shares of Common Stock have equal, non-cumulative voting rights, and have no preference, exchange, preemptive or redemption rights.

Preferred Stock

         We have authority to issue 25,000,000 shares of Preferred Stock. All of the then outstanding shares of the Preferred Stock were converted to Common Stock on April 1, 1999. Our board of directors may issue the authorized Preferred Stock in one or more series and to fix the number of shares of each series of Preferred Stock. The board of directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred stock can be issued and its terms set by the board of directors without any further vote or action by our stockholders. In March 2000 we authorized and issued 200,000 shares of our newly created Series B 5% Convertible Preferred Stock. The Company's Series 2000-1 Preferred Stock is described under the Selling Stockholder section.

Delaware Law and Certain Charter Provisions

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a wide range of specified transactions with any interested stockholder. An interested stockholder is defined to include, among others, any person or entity who in the previous three years obtained 15% or more of any class or series of stock entitled to vote in the election of directors. These rules do not apply if the transaction in which the stockholder became an interested stockholder receives prior approval by the Board of Directors or the holders of two-thirds of the outstanding shares of each class or series not owned by the interested stockholder. Our Certificate of Incorporation and By-laws contain certain additional provisions which may have the effect of delaying or preventing a change in control of the Company. Such provisions include blank check preferred stock (the terms of which may be fixed by the Board of Directors without stockholder approval). Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock, other than the preferred stock, with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Transfer and Warrant Agent

The  transfer  agent of our  common  stock is  American  Stock  Transfer & Trust
Company.

                                  LEGAL MATTERS

Certain legal matters in connection with the securities offered will be passed upon for the Company by Parker Duryee Rosoff & Haft, New York, New York 10017.

                                     EXPERTS

         Our consolidated financial statements, as of April 30, 2000, and for each of the two years then ended have been incorporated by reference in this document in reliance upon the report of Urbach Kahn & Werlin LLP, independent auditors, incorporated by reference in this document, given on the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the common stock being offered hereby:

--------------------------------------------------------------------------------
SEC Registration Fee                                                 $697.00
Printing expenses                                                   3,500.00 **
Legal fees and expenses                                             7,000.00 **
Accounting fees and expenses                                          500.00 **
Miscellaneous expenses                                                500.00 **
                                                             -------------------
TOTAL                                                             $12,197.00
                                                             ===================
------------

** Estimated

Item 15. Indemnification of Directors and Officers.


         Article NINTH of the Certificate of Incorporation of IFS International Holdings, Inc. ("Registrant") provides that no director shall have any personal liability to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to Registrant or its stockholders, (2) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit. Article TENTH of the Certificate of Incorporation of Registrant provides that Registrant shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, any and all persons whom it shall have power to indemnify under such section.

Item 16. Exhibits and Financial Statement Schedules.

         See Exhibit Index

Item 17. Undertakings.

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to Item 15 of Part II of the Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Troy, State of New York, on September 15, 2000.

                          IFS INTERNATIONAL HOLDINGS, INC.

                          By: __/s/ David L. Hodge___________________

                          David L. Hodge

                          President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Singleton and David L. Hodge, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

     Signature                         Title                           Date
---------------------    ---------------------------------        --------------

                         President and Chief Executive
                         Officer, Director (Principal
/s/ David L. Hodge       Executive Officer)                   September 15, 2000
---------------------
David L. Hodge

/s/ John P. Singleton    Chairman of the Board, Director      September 15, 2000
---------------------
John P. Singleton

/s/ Frank A. Pascuito    Director                             September 15, 2000
---------------------
Frank A. Pascuito

/s/ Simon J. Theobald    Director, Executive Vice President   September 15, 2000
---------------------
Simon J. Theobald

/s/ Carmen A. Pascuito   CFO, Secretary and Controller        September 15, 2000
---------------------
Carmen A. Pascuito

/s/ Per Olof Ezelius     Director                             September 15, 2000
---------------------
Per Olof Ezelius

/s/ DuWayne J. Peterson  Director                             September 15, 2000
---------------------
DuWayne J. Peterson

/s/ C. Rex Welton        Director                             September 15, 2000
---------------------
C. Rex Welton

                  EXHIBIT INDEX

Exhibit No.                                 Description of Exhibit

     3.1  Certificate of Incorporation and amendments thereto of the Company (1)
          (8)

     3.2  By-laws, as amended, of the Company (1)

     4.1  Certificate of Designation of the Series A Convertible preferred stock
          (2)

     4.1b Certificate of Amendment of Certificate of Designation of the Series A
          Convertible preferred stock (5)

     4.3  Form of certificate evidencing Warrants (1)

     4.4  Form of certificate evidencing shares of common stock (1)

     4.5  Warrant Agreement between the Company and the Underwriter (2)

     4.6 Form of Warrant Agreement between the Company and American Stock Transfer and Trust Company, as Warrant agent (1)

     4.7  Debenture  Investment  Agreement,  dated  July 6,  1989,  between  the
          Company and New York State Science and Technology Foundation, and amendments thereto (1)

     4.8 Loan Agreement, dated January 11, 1989, between the Company and North Greenbush Industrial Development Agency and amendments thereto (1)

     4.9 Warrant Agreement, dated November 6, 1998, between the Company and MDB Capital Group LLC. (7)

     4.10 Investment Banking Agreement, dated November 6, 1998, between the Company and MDB Capital Group LLC. (7)

     4.11 Form of Convertible Promissory Note Agreements, dated July 6, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., Headwaters Capital, and Colbrooke Capital. (7)

     4.12 Form of Warrant Agreements, dated July 6, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., Headwaters Capital, and Colbrooke Capital. (7)

     4.13 Registration Rights Agreement, dated July 2, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., and Headwaters Capital. (7)

     4.14 Note And Warrant Purchase Agreement, dated July 2, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., and Headwaters Capital. (7)

     4.15 Market Access Program Marketing Agreement, dated as of April 29, 1999, between the Company and Continental Capital & Equity Corporation. (7)

     4.16 Warrant to purchase common stock dated as of February, 2000 between IFS International Holdings, Inc. and Commonwealth Associates, L.P.
          (10)

     4.17 Warrant to purchase common stock dated as of February, 2000 between IFS International Holdings, Inc. and Commonwealth Associates, L.P.
          (10)

     4.18 Warrant to purchase common stock dated as of February, 2000 between IFS International Holdings, Inc. and Commonwealth Associates, L.P.
          (10)

     4.19 Securities Purchase Agreement dated March 23, 2000 between IFS International Holdings, Inc. and the Shaar Fund. (10)

     4.20 Warrant Agreement dated March 23, 2000 between IFS International Holdings, Inc. and the Shaar Fund. (10)

     4.21 Registration Rights Agreement dated March 23, 2000 between IFS International Holdings, Inc. and the Shaar Fund. (10)

     5.1  Opinion of Parker Duryee Rosoff & Haft A Professional Corporation (9)

     10.1 * 1998 Stock Plan (5)

     10.2 * 1996 Stock Option Plan (1)

     10.3 * 1988 Stock Option Plan (1)

     10.4 Lease Agreement, dated October 1, 1986 between the Company and Rensselaer Polytechnic Institute and amendments thereto (the "Lease Agreement") (1)

     10.5 Addendum A to the Lease Agreement, dated January 7, 1997. (1)

     10.6 Digital Prime Contracting Agreement, dated June 6, 1994, between the Company and Digital Equipment International BV (1)

     10.7 Software Development and License Agreement, dated July 8, 1996, between the Company and Visa International Service Association (1)

     10.8 * Employment Agreement, dated as of May 12, 1998 between the Company and David L. Hodge. (6)

     10.8b*  Amendment  to  Employment  Agreement,  dated as of January 22, 1999 between the Company and David L. Hodge. (7)

     10.8c* Second  amendment to Employment  Agreement,  dated as of January 31,
          2000 between IFS International, Inc. and David L. Hodge. (10)

     10.8d* Third amendment to Employment  Agreement,  dated as of March 9, 2000 between IFS International, Inc. and David L. Hodge. (10)


     10.9 * Employment Agreement, dated as of May 12, 1998, between the Company and Frank A. Pascuito. (6)

     10.9b* Amendment to Employment Agreement, dated as of January 22, 1999, between the Company and Frank A. Pascuito. (7)

     10.10* Employment Agreement, dated as of May 12, 1998, between the Company and Simon J. Theobald. (2)

     10.10b* Amendment to Employment Agreement, dated as of January 22, 1999, between the Company and Simon J. Theobald. (7)

     10.10c * Second amendment to Employment Agreement,  dated as of January 31,
          2000 between IFS International, Inc. and Simon J. Theobald. (10)

     10.10d* Third amendment to Employment Agreement,  dated as of March 9, 2000 between IFS International, Inc. and Simon J. Theobald. (10)

     10.11*Extension Agreement, dated as of May 12, 1998 between the Company and Per Olof Ezelius. (6)

     10.12Purchase and Sale Agreement, dated as of December 17, 1996, between the Company and Trustco Bank, National Association. (1)

     10.13Form of  Consulting  and  Investment  Banking  Agreement  between  the
          Company and the Underwriter. (1)

     10.14Promissory  Note,  dated March 14,  1997,  between the Company and Key
          Bank of New York. (3)

     10.15*Consulting agreement, dated April 9, 1997, between the Company and Jerald Tishkoff. (6)

     10.16Plan and Merger Agreement, dated as of January 30, 1998, between the Company and NCI Holdings, Inc. (4)

     10.17Amended and Restated Note, dated as of April 15, 1999, between the Company and Hudson River Bank and Trust Company. (7)

     10.18Amended and Restated Note, dated as of April 15, 1999, between the Company and Hudson River Bank and Trust Company. (7)

     10.19Note And Mortgage Consolidation, Modification, Spreader, Extension And
          Security Agreement, dated as of April 15, 1999, between the Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

     10.20Note And Mortgage Consolidation, Modification, Spreader, Extension And
          Security Agreement, dated as of April 15, 1999, between the Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

     10.21Mortgage And Security Agreement, dated as of April 15, 1999, between the Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

     10.22Mortgage Note, dated as of April 15, 1999, between the Company and New York Business Development Corporation. (7)

     10.23Amended And Restated Mortgage Note, dated as of April 15, 1999, between the Company New York Business Development Corporation. (7)

     10.24General Security  Agreement,  dated as of April 15, 1999,  between the
          Company and Hudson River Bank and Trust Company. (7)

     10.25Stock  Purchase  Agreement  dated as of December  6, 1999  between IFS
          International, Inc. and Global Insight Group, Ltd. (10)

     10.26Advisory   Agreement   dated  as  of  January   25,2000   between  IFS
          International Holdings, Inc. and Commonwealth Associates, L.P. (10)

     10.27Agreement  dated  as  of  April  4,  2000  between  IFS  International
          Holdings, Inc. and Frank Pascuito. (10)

     10.28*  Consulting  Agreement  dated  as  of  March  1,  1999  between  IFS
          International Holdings, Inc. and John P. Singleton. (10)

     10.29*  Agreement  for  Services  dated  as of March 1,  1999  between  IFS
          International Holdings, Inc. and John P. Singleton. (10)

     10.29b*  Amendment  to  Services  Agreement  dated as of January  31,  2000 between IFS International Holdings, Inc. and John P. Singleton. (10)

     10.29c * Second  amendment to Services  Agreement dated as of March 9, 2000 between IFS International Holdings, Inc. and John P. Singleton (10)

     10.30Asset  Purchase  Agreement  dated  as of  May  22,  2000  between  IFS
          International Holdings, Inc. and On-Point Technology Systems, Inc.

     21.1 Subsidiaries of the Company (1)

     23.1 Consent of Urbach Kahn & Werlin LLP

     23.2 Consent of Parker Duryee Rosoff & Haft (included in Exhibit 5.1) (9)

     * Management contract or compensatory plan or arrangement.

     1 Denotes document filed as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 333-11653) and incorporated herein by reference.

     2    Denotes document filed as an exhibit to the Company's Quarterly Report
          on  Form  10-  QSB  for  the  quarter   ended  January  31,  1997  and
          incorporated herein by reference.

     3 Denotes document filed as an exhibit to the Company's Current Report, dated March 14, 1997 and incorporated herein by reference.

     4 Denotes document filed as an exhibit to the Company's Current Report, dated January 30, 1998 and incorporated herein by reference.

     5 Denotes document filed as an exhibit to the Company's Proxy Statement, dated February 1, 1999 and incorporated herein by reference.

     6 Denotes document filed as an exhibit to the Company's Annual Report, dated April 30, 1998 and incorporated herein by reference.

     7 Denotes documents filed as an exhibit to the Company's annual report on Form 10-KSB, for the year ended April 30, 1999 and incorporated herein by reference.

     8 Denotes document filed as an exhibit to the Company's Proxy Statement, dated October 28, 1999 and incorporated herein by reference.

     9 Denotes document filed as an exhibit to the Company's Amendment on Form S-3, dated March 9, 2000 and incorporated herein by reference.

     10 Denotes documents filed as an exhibit to the Company's annual report on Form 10-KSB, for the year ended April 30, 2000 and incorporated herein by reference.

--------------------------------------------------------------------------------





         IFS INTERNATIONAL HOLDINGS, INC.

                  1,168,386 Shares

                  common stock

                  -------------

                  PROSPECTUS

                  -------------



                  September 15, 2000






--------------------------------------------------------------------------------

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.